UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd floor, Borough A, Block A. No. 181, South Taibai Road,

Xi’an, Shaanxi province, PRC 710065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (+86) 29-88231591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGA	NYSE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 8, 2021, the Board, upon the recommendation of its Nominating Committee, appointed Mr. Shiyu Zhang to serve in the class of directors on the Board of China Green Agriculture, Inc. (the “Company”). Mr. Zhang will serve on the Nominating Committee, Audit Committee, and Compensation Committee of the Company’s Board.

Mr. Zhang is a seasoned developer and entrepreneur in the blockchain industry. He had worked at Lino, a startup company that created dlive.tv, a blockchain-powered live streaming platform with 9.6 million monthly active users. In Lino, Mr. Zhang led a team in designing and developing state-of-art blockchain systems. Lino raised over $20 million early investments from established investors including ZhenFund and first-tier crypto venture funds. dlive.tv was acquired by BitTorrent in December 2019. Mr. Zhang holds a Bachelor of Arts degree in mathematics with minor in computer science from New York University.

The Board has determined that Mr. Zhang meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. Zhang has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Zhang has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Mr. Zhang holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Mr. Zhang will receive standard compensations with a portion of which will be pro-rated to reflect the actual time Mr. Zhang will serve on the Company’s Board this year, paid by the Company to all of its non-employee directors. In connection with his appointment, the Company provided standard indemnification to Mr. Zhang pursuant to the indemnification clauses in Articles of Incorporation of the Company, which is attached as Exhibit 3.1 to the Company’s Report on Form 10QSB filed with the SEC on November 09, 2007 and is incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Zhuoyu Li
Name:	Zhuoyu Li
Title:	Chief Executive Officer
Date:	April 8, 2021

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